Exhibit 10.5

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”) is made and entered into effective as of October 22, 2009, by Cortez 114, LLC, a Florida limited liability company (the “Mortgagor”), whose address is Attn: Sam I. Reiber, Esquire, 2109 Palm Avenue, Tampa, Florida 33605, for the benefit of Gators Lender, LLC, a Florida limited liability company (the “Mortgagee”), whose address is Attn: Martin Schaffel, Sole Manager, 5308 E. Longboat Blvd., Tampa, Florida 33615.

W I T N E S S E T H :

That for diverse good and valuable considerations and to secure (a) the performance by Mortgagor as a “Guarantor” under that certain Absolute Guaranty of Payment and Performance of even date herewith, executed by Mortgagor in favor of Mortgagee (the “Guaranty”), pursuant to which Mortgagor guarantees due performance and prompt payment of all sums owed to Mortgagee under that certain loan (the “Loan”) in the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) made by Mortgagee to UTEK Corporation, a Delaware corporation, and UTEK Real Estate Holdings, Inc., a Florida corporation (collectively, the “Borrower”) pursuant to that certain Note and Warrant Purchase Agreement dated the same date as this Guaranty, by and between Lender and Borrower (the “Purchase Agreement”), which Loan is evidenced by that certain Promissory Note dated the date hereof, executed by Borrower in favor of Mortgagee, in the original principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the “Note”), together with interest thereon, and the payment of all sums due or which may become due from Borrower to Mortgagee under the Note or any of the other loan documents entered into by Borrower and/or Mortgagor with regard to the Loan (collectively, the “Loan Documents”), (b) the performance of all terms, conditions and covenants set forth in this Mortgage and the other Loan Documents, and (c) all other obligations or indebtedness of Borrower or Mortgagor to Mortgagee of any kind or character with respect to the loan evidenced by the Note, including without limitation principal, interest, fees, late charges and other expenses, Mortgagor does grant, bargain, sell, alien, remise, release, convey and confirm unto Mortgagee and its successors and assigns, in fee simple, all of that certain tract of land of which Mortgagor is now seized and possessed and in actual possession, situate in the

County of Hernando, State of Florida, which is more fully described in Exhibit A attached hereto and made a part hereof, together with the buildings and improvements thereon erected or to be erected (hereinafter referred to as the “Premises”);

TOGETHER with:

(i) all leasehold estate, and all right, title and interest of Mortgagor in and to all leases or subleases covering the Premises or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

(ii) all right, title and interest of Mortgagor in and to all options to purchase or lease the Premises or any portion thereof or interest therein, and any greater estate in the Premises owned or hereafter acquired;

(iii) all easements, streets, ways, alleys, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, and all water rights;

(iv) any and all buildings, structures and improvements now or hereafter erected thereon, including, but not limited to the fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings, structures and improvements (sometimes hereinafter referred to as the “Improvements”);

(v) all fixtures, appliances, machinery, equipment, furniture, furnishings and articles of personal property now or hereafter affixed to, placed upon or used in connection with the operation of the Premises, all gas, steam, electric, water and other heating, cooking, refrigerating, lighting, plumbing, ventilating, irrigating and power systems, machines, appliances, fixtures, and appurtenances which are now or may hereafter pertain or be used with, in or on the Premises even though they may be detached or detachable and all building improvement and construction materials, supplies and equipment hereafter delivered to the Premises contemplating installation or use in any construction to be performed thereon and all rights and interests of Mortgagor in building permits and architectural plans and specifications relating to contemplated construction or Improvements on the Premises and all rights and interests of Mortgagor in present or future mortgage loan commitments pertaining to any of the Premises or Improvements thereon, except for the personal property of any tenants occupying the Premises (sometimes hereinafter referred to as the “Personal Property”);

(vi) all awards and proceeds of condemnation for the Premises or any part thereof to which Mortgagor is entitled for any taking of all or any part of the Premises by condemnation or exercise of the right of eminent domain. All such awards and condemnation proceeds are hereby assigned to Mortgagee and Mortgagee is hereby authorized, subject to the provisions contained in this Mortgage, to apply such awards and condemnation proceeds or any part thereof, after deducting therefrom any expenses incurred by Mortgagee in the collection or handling thereof, toward the payment, in full or in part, of the Note, notwithstanding the fact that the amount owing thereon may not then be due and payable;

(vii) all rents, issues and profits of the Premises and all the estate, right, title and interest of every nature whatsoever of the Mortgagor in and to the same;

(viii) all accounts (including contract rights) and general intangibles pertaining to or arising from or in connection with all or any part of the Mortgaged Property, as hereinafter defined, including without limitation all proceeds and choses in action arising under any insurance policies maintained with respect to all or any part of the Mortgaged Property; and,

(ix) all proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing items.

All of the foregoing real and personal property, and all rights, privileges and franchises thereto are collectively referred to as the “Mortgaged Property.”

TO HAVE AND TO HOLD, all and singular the Mortgaged Property hereby conveyed, and the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof and also all the estate, right, title, interest, property, possession, claim and demand whatsoever as well in law as in equity of Mortgagor in and to the same and every part and parcel thereof unto Mortgagee in fee simple.

PROVIDED ALWAYS, that if Mortgagor or Borrower shall pay to Mortgagee any and all indebtedness due by Mortgagor or Borrower to Mortgagee (including the indebtedness evidenced by the Note and any and all renewals of the same) and shall perform, comply with and abide by each and every stipulation, agreement, condition, and covenant of the Loan Documents; then this Mortgage and the estate hereby created shall cease and be null and void. Provided, it is further covenanted and agreed by the parties hereto that this Mortgage also secures the payment of and includes all future or further advances as hereinafter set forth, to the same extent as if such made on the date of execution of this Mortgage, and any disbursements made for the payment of tax, levies or insurance on the Mortgaged Property, with interest on such disbursements at the Default Rate as hereinafter defined.

To protect the security of this Mortgage, Mortgagor further covenants, warrants and agrees with Mortgagee as follows:

ARTICLE I

COVENANTS AND AGREEMENTS OF MORTGAGOR

1.1. Payment of Secured Obligations. If required to do so by the Guaranty, Mortgagor shall pay when due the principal of, and the interest on, the indebtedness evidenced by the Note, and the charges, fees and the principal of, and interest on, any future advances secured by this Mortgage and shall otherwise comply with all terms and conditions of the Guaranty, the Note and this Mortgage.

1.2. Warranties and Representations. Mortgagor hereby covenants with Mortgagee that Mortgagor is indefeasibly seized of the Mortgaged Property in fee simple; that the Mortgagor has full power and lawful right to convey the same in fee simple as aforesaid; that it shall be lawful for Mortgagor at all times peaceably and quietly to enter upon, hold, occupy and enjoy said Mortgaged Property and every part thereof; that Mortgagor will make such further assurances to perfect the lien interest in the Mortgaged Property in Mortgagee, as may reasonably be required; and that, except for the matters described on Schedule B-2 of the Mortgagee Title Insurance Policy issued by Fidelity National Title Insurance Company pursuant to Commitment No. CD08-114558 and delivered in connection with the closing of the loan evidenced by the Note (the “Permitted Exceptions”), Mortgagor does hereby fully warrant the title to the Mortgaged Property and every part thereof and will defend the same against the lawful claims of all persons whomsoever except for the Permitted Exceptions.

1.3. Ground Leases, Leases, Subleases and Easements. Mortgagor, at Mortgagor’s sole cost and expense, shall maintain and cause to be performed all of the covenants, agreements, terms, conditions and provisions on its part to be kept, observed and performed under any ground lease, lease, sublease or easements which may constitute a portion of or an interest in the Mortgaged Property, shall require its tenants or subtenants to keep, observe and perform all the covenants, agreements, terms, conditions and provisions on their part to be kept, observed or performed under any and all ground leases, leases, subleases or easements; and shall not suffer or permit any material breach or default to occur with respect to the foregoing; and in default thereof Mortgagee shall have the right to perform or to require performance of any such covenants, agreements, terms, conditions or provisions of any such ground lease, lease, sublease or easements and to add any expense incurred in connection therewith to the debt secured hereby, which such expense shall bear interest from the date of payment to the date of recovery by Mortgagee at the Default Rate as hereinafter defined. Any such payment by Mortgagee with interest thereon shall be due and payable within five (5) business days of Mortgagor’s receipt of Mortgagee’s written demand therefor. The Mortgagor shall not, without the consent of Mortgagee, consent to the modification, amendment, cancellation, termination or surrender of any such ground lease, lease, sublease, or easement.

No release or forbearance of any Mortgagor’s obligation under any such ground lease, lease, or sublease, shall release Mortgagor from any of its obligations under this Mortgage.

1.4. Required Insurance. Mortgagor will, at Mortgagor’s sole cost and expense, maintain or cause to be maintained with respect to the Mortgaged Property, and each part thereof, the following insurance:

(a) Insurance against loss or damage to the Improvements by fire and any of the risks covered by insurance of the type now known as “all-risk” or “special form” coverage, in an amount not less than the greater of the original amount of the Note or the full replacement cost of the Improvements; and

(b) Single limit comprehensive general liability insurance for not less than $1,000,000.00 per occurrence, $2,000,000.00 general aggregate, $2,000,000.00 products/completed operations aggregate, and $1,000,000.00 personal and advertising injury, against any claims and liability therefor to persons or property occurring on the Mortgaged Property; and

(c) Flood insurance, whenever the same is available and if in the opinion of Mortgagee such protection is necessary; and

(d) Rental loss insurance, if any lease provides for the abatement of rent, and business interruption insurance, if any of the Mortgage Property is or will be occupied by the Mortgagor (either type of insurance must cover debt service, real estate taxes, and insurance premiums for a period of at least six (6) months); and

(e) Such other insurance in commercially reasonable amount and coverage as may from time to time be required by Mortgagee against the same or other hazards.

Mortgagor may effect for its own account any insurance not required under this Section 1.4, but any such insurance effected by Mortgagor on the Mortgaged Property, whether or not so required, shall be for the mutual benefit of Mortgagor and Mortgagee and shall be subject to the other provisions of this Mortgage.

1.5. Delivery of Policies, Payment of Premiums. All policies of insurance shall be issued by companies, in amounts, with deductibles and upon terms and conditions reasonably satisfactory to Mortgagee. All policies of insurance shall name Mortgagee as an additional insured, and shall have attached thereto a mortgagee’s endorsement and a loss payment endorsement for the benefit of Mortgagee in form reasonably satisfactory to Mortgagee. Mortgagor shall furnish Mortgagee with a full and complete copy of all policies of required insurance. If Mortgagee consents to Mortgagor providing any of the required insurance through blanket policies carried by Mortgagor and covering more than one location, then Mortgagor shall furnish to Mortgagee with a certificate of insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date (provided, however, that Mortgagee may grant or withhold its consent to any blanket policy in its sole discretion). At least thirty (30) days prior to the expiration of each such policy, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the payment of the required premium and the reissuance of a policy continuing insurance in force as required by this Mortgage. All such policies shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days prior written notice to Mortgagee. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Section, Mortgagee may procure such insurance or single-interest insurance for such risks covering Mortgagee’s interest, and Mortgagor will pay all premiums thereon promptly upon demand by Mortgagee, and until such payment is made by Mortgagor the amount of all such premiums together with interest thereon at the Default Rate.

1.6. Insurance Proceeds. After the happening of any casualty to the Mortgaged Property or any part thereof, Mortgagor shall give prompt written notice thereof to Mortgagee.

(a) In the event of any damage to or destruction of the Mortgaged Property, Mortgagee shall have the option in its sole discretion of applying or paying all or part of the insurance proceeds (i) to any indebtedness secured hereby and in such order as Mortgagee may determine, or (ii) to the restoration of the Improvements, or (iii) to Mortgagor.

(b) In the event of such loss or damage, all proceeds of insurance shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee. Mortgagee is hereby authorized and empowered by Mortgagor to settle, adjust or compromise any claims for loss, damage or destruction under any policy or policies of insurance.

(c) Except to the extent that insurance proceeds are received by Mortgagee and applied to the indebtedness secured hereby, nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Mortgaged Property as provided in this Mortgage or restoring all damage or destruction to the Mortgaged Property, and the application or release by Mortgagee of any insurance proceeds shall not cure or waive any default or notice of default under this Mortgage or invalidate any act done pursuant to such notice.

1.7. Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of the Mortgagor in and to all policies of insurance required by this Section shall inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Mortgaged Property.

1.8. Taxes, Utilities and Impositions. Mortgagor will pay, cause to be paid and discharged, on or before the last day on which they may be paid without penalty or interest, all such duties, taxes (including, but not limited to, ad valorem real estate taxes), sewer rents, charges for water, or for setting or repairing of meters, and all other utilities on the Mortgaged Property or any part thereof, and any assessments and payments, usual or unusual, extraordinary or ordinary, which shall be imposed upon or become due and payable or become a lien upon the Mortgage Property or any part thereof and the sidewalks or streets in front thereof and any values therein by virtue of any present or future law of the United States or of the State, County or City wherein the Premises are located (all of the foregoing being herein collectively called “Impositions”). In the event of a default in the payment of any such Imposition, Mortgagee may pay the same and the amount so paid by Mortgagee shall, at the Mortgagee’s option, become immediately due and payable with interest at the Default Rate and shall be deemed part of the indebtedness secured by this Mortgage.

If at any time there shall be assessed or imposed (i) a tax or assessment on the Mortgaged Property in lieu of or in addition to the Impositions payable by Mortgagor pursuant to this Section or (ii) a license fee, tax or assessment imposed on Mortgagee and measured by or based in whole or part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term “Impositions” as defined in this Section, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions or, at the option of Mortgagee, all obligations secured hereby, together with all accrued interest thereon, shall immediately become due and payable. Anything to the contrary herein notwithstanding, Mortgagor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Mortgagee or on the obligations secured hereby.

Mortgagor will pay all mortgage recording taxes and fees payable with respect to this Mortgage or other mortgage or transfer taxes due on account of this Mortgage or the Guaranty secured hereby, if any, including but not limited to Florida documentary stamps and intangible taxes.

Within five (5) business days of Mortgagor’s receipt of Mortgagee’s written request, Mortgagor will exhibit to Mortgagee the original receipts or other reasonably satisfactory proof of the payment of all Impositions which may affect the Mortgaged Property or any part thereof or the lien of the Mortgage.

Notwithstanding the foregoing, Mortgagor shall have the right, after prior written notice to Mortgagee, to contest at its own expense the amount and validity of any imposition affecting the Mortgaged Property by appropriate proceedings conducted in good faith and with due diligence and to postpone or defer payment thereof, if and so long as:

(a) such proceedings shall operate to suspend the collection of such Imposition from Mortgagor or the Mortgaged Property; or

(b) Neither the Mortgaged Property nor any part thereof would be in immediate danger of being forfeited or lost by reason of such proceedings, postponement or deferment; or

(c) In the case of any Imposition affecting the Mortgaged Property which might be or become a lien, encumbrance or charge upon or result in any forfeiture or loss of the Mortgaged Property or any part thereof, or which might result in loss or damage to Mortgagor or Mortgagee, Mortgagor, prior to the date such Imposition would become delinquent, shall have furnished Mortgagee with security satisfactory to Mortgagee, and, in the event that such security is furnished, Mortgagee shall not have the right during the period of the contest to pay, remove or discharge the Imposition.

1.9. Maintenance, Repairs, Alterations. Mortgagor shall reasonably keep the Mortgaged Property, or cause the same to be kept, in good condition and repair and fully protected from the elements to the satisfaction of Mortgagee; Mortgagor shall not commit or permit to be committed waste thereon and shall not do nor permit to be done any act by which the Mortgaged Property shall become less valuable; Mortgagor will not remove, demolish or structurally alter any of the Improvements (except such alterations as may be required by laws, ordinances or regulations) without the prior written permission of Mortgagee; Mortgagor shall complete promptly and in good and workmanlike manner any building or other improvement which may be constructed on the Premises and promptly restore in like manner any Improvements which may be damaged or destroyed thereon and will pay when due all claims for labor performed and materials furnished therefor; Mortgagor shall use and operate, and shall require its lessees or licensees to use or operate, the Mortgaged Property in compliance with all applicable laws, ordinances, regulations, covenants, conditions and restrictions, and with all applicable requirements of any ground lease, lease or sublease now or hereafter affecting the Premises or any part thereof. Unless required by law or unless Mortgagee has otherwise agreed in writing, Mortgagor shall not allow changes in the stated use of Mortgaged Property from that which was disclosed to Mortgagee at the time of execution hereof. Mortgagor shall not initiate or acquiesce to a zoning change of the Mortgaged Property without prior notice to and consent of Mortgagee. Mortgagee and its representatives shall have access to the Mortgaged Property at all reasonable times to determine whether Mortgagor is complying with its obligations under this Mortgage, including, but not limited to, those set out in this Section.

1.10. Eminent Domain. Should the Mortgaged Property, or any part thereof or interest therein, be taken or damaged by reason of any public use or improvement or condemnation proceeding, or in any other manner (“Condemnation”), or should Mortgagor receive any notice or other information regarding such Condemnation, Mortgagor shall give prompt written notice thereof to Mortgagee.

(a) Mortgagee shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation, and shall be entitled, at its option, to commence, appear in and prosecute in its own name any action or proceedings relating thereto. Mortgagee shall also be entitled to make any compromise or settlement in connection with such taking or damage. All such compensation, awards, damages, rights of action and proceeds awarded to Mortgagor (the “Proceeds”) are hereby assigned to Mortgagee and Mortgagor agrees to execute such further assignments of the Proceeds as Mortgagee may require.

(b) In the event any portion of the Mortgaged Property is so taken or damaged, Mortgagee shall have the option in its sole and absolute discretion, to apply all such Proceeds, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys’ fees, incurred by it in connection with such Proceeds, upon any indebtedness secured hereby, or to apply all such Proceeds, after such deductions, to the restoration of the Mortgaged Property upon such conditions as Mortgagee may determine. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

(c) Any amounts received by Mortgagee hereunder (after payment of any costs in connection with obtaining same), shall, if retained by Mortgagee, be applied in payment of any accrued interest and then in reduction of the then outstanding principal sum of the Note, not withstanding that the same may not then be due and payable. Any amount so applied to principal shall be applied to the payment of installments of principal on the Note in inverse order of their due dates.

(d) Notwithstanding the foregoing, Mortgagor shall be entitled to any portion of the Proceeds that exceeds: (i) the costs and expenses incurred by Mortgagee in connection with the Condemnation, including any restoration expenses; and (ii) the total indebtedness secured by this Mortgage.

1.11. Actions by Mortgagee to Preserve the Security of this Mortgage. If Mortgagor fails to make any payment or to do any act as and in the manner provided for in this Mortgage or the Note, Mortgagee, in its own discretion, without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagor will pay within five (5) business days of Mortgagor’s receipt of Mortgagee’s written demand therefor, all reasonable expenses incurred or paid by Mortgagee (including, but not limited to, reasonable attorneys’ fees and court costs including those of appellate and bankruptcy proceedings) on account of the proper and rightful exercise of any of the aforesaid rights or privileges or on account of any litigation which may arise in connection with this Mortgage or the Note or on account of any attempt, without litigation, to enforce the terms of this Mortgage or the Note. In case the Mortgaged Property or any part thereof shall be advertised for foreclosure sale and not sold, Mortgagor shall pay all costs in connection therewith.

In the event that Mortgagee is called upon to pay any sums of money to protect this Mortgage and the Note as aforesaid, all monies advanced or due hereunder shall become due and payable within five (5) business days of Mortgagor’s receipt of Mortgagee’s written demand therefor, together with interest at the Default Rate, computed from the date of such advance to the date of the actual receipt of payment thereof by the Mortgagee. All such monies so advanced by Mortgagee shall be deemed to be secured by this Mortgage.

1.12. Cost of Collection. In the event this Mortgage is placed in the hands of an attorney for the collection of any sum payable hereunder, Mortgagor agrees to pay all costs of collection, including reasonable attorneys’ fees (including those in all appellate and bankruptcy proceedings) incurred by Mortgagee, either with or without the institution of any action or proceeding, and in addition to all costs, disbursements and allowances provided by law. All such costs so incurred shall be deemed to be secured by this Mortgage.

1.13. Survival of Warranties. All representations, warranties and covenants of Mortgagor contained herein or incorporated by reference shall survive funding of the loan evidenced by the Note and shall remain continuing obligations, warranties and representations of Mortgagor during any time when any portion of the obligations secured by this Mortgage remain outstanding.

1.14. Additional Security. In the event Mortgagee at any time holds additional security for any obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, as its option, either before, concurrently herewith or after a sale is made hereunder.

1.15. Inspections. Mortgagee, or its agents, representatives or workmen, are authorized, upon notice to Mortgagor (for purposes of this Section 1.15, telephonic, facsimile or e-mail notice is sufficient) to enter at any reasonable time upon or on any part of the Mortgage Property for the purpose of inspecting the same, and for the purpose of performing any of the acts it is authorized to perform under the terms of this Mortgage.

1.16. Liens. Mortgagor shall pay and promptly discharge, within the lesser of thirty (30) days after recording thereof or ten (10) days after demand by Mortgagee, at Mortgagor’s cost and expense, all liens, encumbrances and charges upon the Mortgaged Property or any part thereof or interest therein. Notwithstanding the above, Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Mortgagor shall first deposit with Mortgagee a bond or other security satisfactory to Mortgagee in such amounts as Mortgagee shall reasonably require, and provided further that Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged. If Mortgagor shall fail to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law. Any amount so paid by Mortgagee shall, at Mortgagee’s option, become due and payable with interest at the Default Rate, and shall be deemed part of the indebtedness secured by this Mortgage.

1.17. Future Advances. This Mortgage is given to secure not only existing indebtedness, but also future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within (20) years from the date hereof, to the same extent as if such future advances are made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease to a zero amount from time to time, or may increase from time to time, but the total unpaid balance so secured at one time may not exceed two (2) times the face amount of the Note, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property, with interest on such disbursements at the Default Rate as hereinafter defined.

1.18. No Limitation of Future Advance Rights. Mortgagor covenants and agrees with Mortgagee that:

(a) Mortgagor waives and agrees not to assert any right to limit future advances under this Mortgage, and any such attempted limitation shall be null, void and of no force and effect.

(b) An event of default under this Mortgage shall automatically exist (i) if Mortgagor executes any instrument which purports to have or would have the effect of impairing the priority of or limiting any future advance which might ever be made under the Mortgage or (ii) if Mortgagor takes, suffers, or permits any action or occurrence which would adversely affect the priority of any future advance which might ever be made under the Mortgage.

1.19. Appraisals. Mortgagor covenants and agrees that Mortgagee may obtain an appraisal of the Mortgaged Property at such times as the Mortgagee may reasonably require, but in no event more frequently than once every twelve (12) months. Such appraisals shall be performed by an independent third party appraiser selected by the Mortgagee. The cost of such appraisal shall be borne by the Mortgagee. If requested by Mortgagee, the Mortgagor shall execute an engagement letter addressed to the appraiser selected by the Mortgagee. Mortgagor’s failure or refusal to sign such an engagement letter however shall not impair Mortgagee’s right to obtain such an appraisal.

1.20. Escrows. In order to more fully protect the security of this Mortgage and to insure the payment of ad valorem real estate taxes, personal property taxes and insurance premiums for all insurance applicable to the Mortgage Property, Mortgagee may require, at its option, that Mortgagor or Borrower pay to Mortgagee (in addition to any other sums due under the Note or this Mortgage), together with each installment due under the Note, such amounts as are necessary to enable Mortgagee to pay, at least thirty (30) days before due, all such taxes and insurance premiums. In addition, Mortgagor shall cause Borrower to deposit, at least thirty (30) days prior to the due date of any such ad valorem real estate taxes, personal property taxes or insurance premiums, such additional amounts as may be necessary to provide Mortgagee with sufficient funds in its escrow account to pay each such item at least thirty (30) days in advance of the due date thereof.

1.21. Transfer or Further Encumbrance of the Property. If Mortgagor shall sell, convey, lease, assign, exchange, pledge, mortgage, hypothecate or transfer any interest in the Mortgaged Property (it being understood that a transfer of interest in Mortgagor or a change in the present composition of the members of Mortgagor or in any member shall be and the same is deemed to be a transfer of the Mortgaged Property) without the prior written consent of Mortgagee, the same shall constitute an event of default under this Mortgage. Mortgagee shall not unreasonably withhold its consent in the event Mortgagor wishes to sell, convey, lease, assign, exchange, or transfer any interest in the Mortgaged Property, but Mortgagee may grant or withhold its consent in Mortgagee’s sole and absolute discretion in the event Mortgagor wishes to pledge, mortgage or hypothecate any interest in the Mortgaged Property. In the event of any such sale, conveyance, lease, assignment, exchange, pledge, mortgage, hypothecation or transfer for which the written consent of Mortgagee has not been first obtained, Mortgagee shall have the right to declare all indebtedness secured by this Mortgage to be immediately due and payable.

Mortgagor acknowledges that Mortgagee, in determining whether to make the loan secured hereby, examined the qualifications and creditworthiness of Mortgagor, found them to be acceptable, and relied and will continue to rely upon the same as the means of repayment of the loan. Mortgagor also acknowledges that Mortgagee evaluated the background and experience of Mortgagor in owning and operating property such as the Mortgaged Property, found them acceptable and relied and will continue to rely upon the same as the means of maintaining the value of the Mortgaged Property which is Mortgagee’s security for the loan. Mortgagor acknowledges that it is a business person or entity well-experienced in borrowing money and owning and operating property such as the Mortgaged Property, was ably represented by licensed attorneys-at-law in the negotiation and documentation of the loan secured hereby and bargained at arm’s length, in good faith, and without duress of any kind for all of the terms and conditions of the Note, this Mortgage and the other loan documents, including this Section. Mortgagor further recognizes that any secondary or junior financing placed upon the Mortgaged Property (a) may divert funds which would otherwise be used to pay the indebtedness secured hereby; (b) could result in acceleration and foreclosure by any such junior encumbrancer which would force Mortgagee to take measures and incur expenses to protect its security; and (c) would impair Mortgagee’s right to accept a deed in lieu of foreclosure from Mortgagor, as a foreclosure by Mortgagee would be necessary to clear the title to the Mortgaged Property.

In accordance with the foregoing and for the purposes of (i) protecting Mortgagee’s security, both of repayment by Mortgagor and of the value of the Mortgaged Property; (ii) giving Mortgagee the full benefit of its bargain and contract with Mortgagor; and (iii) keeping the Mortgaged Property free of subordinate financing liens, Mortgagor agrees that if anything in this Section be deemed a restraint on alienation, that it is a reasonable one and that except as otherwise herein provided any sale, conveyance, lease, assignment, exchange, pledge, mortgage, hypothecation, further encumbrance or other transfer of title to the Mortgaged Property or any interest therein (whether voluntary or by operation of law) without Mortgagee’s prior written consent (which consent may be granted or withheld by Mortgagee in accordance with the aforementioned terms) shall be an event of default hereunder. For the purpose of illustrating, and without limiting the generality of, the preceding sentence, the occurrence at any time of any of the following events shall be deemed to be an unpermitted transfer of title to the Mortgaged Property and therefore an event of default hereunder:

(a) any sale, conveyance, lease, assignment, exchange, pledge, mortgage, hypothecation, further encumbrance or other transfer of, or the grant of a security interest in, all or any part of the Mortgaged Property; or

(b) any sale, conveyance, assignment, exchange, pledge, mortgage, hypothecation, encumbrance or other transfer of, or the grant of a security interest in, any partnership interest of any partner or any membership interest of any member; or

(c) any change in the present composition of Mortgagor or its partners, members or shareholders (as the case may be).

Any waiver by Mortgagee of a default by Mortgagor under this Section shall not constitute a waiver of any right, remedy or power of Mortgagee upon a subsequent event of default by Mortgagor under this Section, and any consent to any one sale, conveyance, lease, assignment, exchange, pledge, mortgage, hypothecation, further encumbrance or other transfer as hereinbefore enumerated shall not be deemed a consent to any subsequent such act.

If Mortgagor sells or transfers any of its interest in the Mortgaged Property without the prior written consent of Mortgagee (which consent may be granted or withheld by Mortgagee in accordance with the aforementioned terms), Mortgagee or its successors and/or assigns may declare the entire balance secured by this Mortgage immediately due and payable or, at its sole option, may increase the Interest Rate (as the term “Interest Rate” is defined in the Note) being charged under the Note up to the prevailing market rate at the time, and may require (i) payment of a reasonable transfer fee and (ii) reimbursement for all expenses, legal and otherwise, incurred by Mortgagee.

For the purpose of the foregoing paragraphs, the term “sell or transfer” shall include, in addition to the common and ordinary meanings of those terms and without limiting their generality, transfers made to a subsidiary or affiliated entity of Mortgagor, transfers to a reconstituted general or limited partnership, transfers made by a partner or member to the individual partners or members or vice-versa, transfers made by a partner to other partners or to third parties, transfers made by a member to other members or to third parties, transfers by any corporation or its stockholders or vice-versa, any corporate merger or consolidation and transfers made by any individual to any other individual or any entity, or vice-versa.

Notwithstanding the above, the term “sell, convey, lease, assign, exchange, pledge, mortgage, hypothecate or transfer” the Property shall not include a sale or transfer of any shareholder interest of the Mortgagor due to the insolvency, death, mental incapacity or marital separation and settlement of any of the shareholders of the Mortgagor.

It is expressly provided that, anything in this Section to the contrary notwithstanding, that there shall be no secondary financing during the term of this Mortgage and no subordinate debt instrument of any kind or other encumbrance without Mortgagee’s prior written approval, which shall be granted or withheld in Mortgagee’s sole and absolute discretion.

ARTICLE II

ASSIGNMENT OF LEASES, SUBLEASES

FRANCHISES, RENTS, ISSUES AND PROFITS

2.1. Assignment of Rents. Mortgagor hereby collaterally assigns and transfers to Mortgagee all the leases, subleases, franchises, rents, issues and profits of the Mortgaged Property, and hereby gives to and confers upon Mortgagee the right, power and authority to collect such rents, issues and profits as herein set forth. Upon any event of default, Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee, immediately and without further legal action being necessary, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Mortgagee, for all such rents, issues and profits and apply the same to the indebtedness secured hereby; provided, however, that Mortgagor shall have the right to collect such rents, issues and profits (but not more than one month in advance) prior to the occurrence of an event of default or at any time there is not ongoing an uncured event of default under this Mortgage.

2.2. Collection Upon Default. Upon the occurrence of an event of default under this Mortgage, Mortgagee may exercise any of the rights granted to it under Fla. Stat. Section 697.07, and may further, at any time without notice, either in person, by agent or by receiver appoint by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Mortgaged Property, or any part thereof, in its own name, sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine. The collection of such rents, issues and profits, or the entering upon and taking possession of the Mortgaged Property, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice default.

2.3. Restriction on Further Assignments, etc. Except as hereinafter specifically provided, Mortgagor shall not, without the prior written consent of the Mortgagee, assign the rents, issues or profits, or any part thereof, from the Mortgaged Property or any part thereof; and shall not consent to the modification, cancellation or surrender of any lease or sublease covering the Mortgaged Property. An action of Mortgagor in violation of terms of this Section shall be void as against Mortgagee in addition to being a default under this Mortgage.

Mortgagor shall not, without the consent of Mortgagee, consent to the cancellation or surrender or, accept prepayment of rents, issues or profits, other than rent paid at the signing of a lease or sublease, under any lease or sublease now or hereafter covering the Mortgaged Property or any part thereof, nor modify any such lease or sublease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option, and any such purported assignment, cancellation, surrender, prepayment or modification made without the written consent of Mortgagee shall be void as against Mortgagee. Mortgagor shall, upon demand of Mortgagee, enter into an agreement with Mortgagee with respect to the provisions contained in the preceding provisions regarding any lease or sublease covering said Mortgaged Property or any part thereof.

Mortgagor agrees to furnish to Mortgagee a copy of any modification of any lease presently in effect and copies of all leases affecting the Mortgaged Property covered by this Mortgage, and failure to furnish to Mortgagee a copy of any modification of a lease or a copy of any future lease affecting said Mortgaged Property, shall be deemed a default under this Mortgage and the Note, for which the holder of this Mortgage may, at its option, declare the entire unpaid balance of this Mortgage and the Note to be immediately due and payable.

All leases or subleases hereafter entered into by Mortgagor with respect to the Mortgaged Property or any part thereof, shall be subordinate to the lien of this Mortgage unless expressly made superior to this Mortgage in the manner hereinafter provided. At any time or times Mortgagee may execute and record in the appropriate Office of the County Clerk of the County where the Premises are situated, a Notice of Subordination reciting that the lease or leases therein described shall be superior to the lien of this Mortgage. From and after the recordation of such Notice of Subordination, the lease or leases therein described shall be superior to the lien of this Mortgage and shall not be extinguished by any foreclosure sale hereunder.

ARTICLE III

ENVIRONMENTAL

3.1. Environmental Condition of Property. Mortgagor represents that it has not obtained and does not have in its possession or control any pre-existing report, investigation, opinion or other study of the environmental condition of the Property. Mortgagor hereby warrants and represents to Mortgagee to the best of its knowledge and without investigation that:

(a) the Mortgaged Property to the best of its knowledge and without investigation is now and at all times hereafter will continue to be in full compliance with all Federal, State and local environmental laws and regulations including without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and

Liability Act of 1980 (“CERCLA”), 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq., the Federal Water Pollution Control Act and Clean Water Act, 33 U.S.C. Section 1251-1387, the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, the Florida Resource Recovery and Management Act, Section 403.702, et seq., Florida Statutes, the Pollutant Spill Prevention and Control Act, Sections 376.011-376.17 and 376.19-376.21, Florida Statutes, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, decrees now or hereafter promulgated, enacted, adopted, entered or issued, both within and outside the present contemplation of Borrower and Lender (collectively, the “Hazardous Material Laws”), and

(b) (i) as of the date hereof and to the best of its knowledge and without investigation there are no hazardous materials, substances, waste or other environmentally regulated substances (including without limitation, any materials containing asbestos) located on, in or under the Mortgaged Property or used in connection therewith, or (ii) Mortgagor has fully disclosed to Mortgagee in writing the existence, extent and nature of any such hazardous material, substance, waste or other environmentally regulated substance, currently present or which Mortgagor is legally authorized and empowered to maintain on, in or under the Mortgaged Property or use in connection therewith, Mortgagor has obtained and will maintain all licenses, permits and approvals required with respect thereto, and is and will remain in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals and all applicable Hazardous Material Laws. Mortgagor further warrants and represents that it will promptly notify Mortgagee of any change in the environmental condition of the Mortgaged Property or in the nature or extent of any hazardous materials, substances or wastes maintained on, in or under the Mortgaged Property or used in connection therewith, and will transmit to Mortgagee copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, waste or other environmentally regulated substance affecting the Mortgaged Property.

Mortgagor hereby indemnifies and holds harmless Mortgagee from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses (including attorneys’, consultants’ or experts’ fees) of every kind and nature incurred, suffered by or asserted against Mortgagee as a direct or indirect result of:

(c) any warranty or representation made by Mortgagor in this paragraph being or becoming false or untrue in any material respect; or

(d) any requirement under any applicable Hazardous Materials Laws requiring the removal or elimination of any hazardous materials, substances, waste or other environmentally regulated substances from the Mortgaged Property.

Mortgagor’s obligations hereunder shall not be limited to any extent by the term of the Note, and, as to any act or occurrence prior to payment in full and satisfaction of the Note which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding foreclosure of this Mortgage, where Mortgagee is the purchaser at the foreclosure sale or delivery of a deed in lieu of foreclosure to Mortgagee.

ARTICLE IV

SECURITY AGREEMENT

4.1. Creation of Security Interest. Mortgagor hereby grants to Mortgagee a security interest in any and all Personal Property included within the Mortgaged Property located on or at the Premises, including without limitation any and all property of similar type or kind hereafter located on or at the Premises for the purposes of securing all obligations of Mortgagor set forth in this Mortgage. This instrument is a self-operative security agreement with respect to the above described property, but Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Mortgagee may request.

4.2. Warranties, Representations and Covenants of Mortgagor. Mortgagor hereby warrants, represents and covenants as follows:

(a) Except for the security interest granted hereby, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatsoever. Mortgagor shall notify Mortgagee of, and shall defend the Personal Property against, all claims and demands of all persons at any time claiming the same or any interest therein.

(b) Mortgagor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior written consent of Mortgagee.

(c) The Personal Property is not and shall not be used or bought for personal, family or household purposes.

(d) The Personal Property shall be kept on or at the Premises and Mortgagor will not remove the Personal Property from the Premises without the prior written consent of Mortgagee, except in the ordinary course of business, or such portions or items of Personal Property which are consummated or worn out in ordinary usage, all of which shall be promptly replaced by Mortgagor.

(e) Mortgagor maintains a place of business in the State of Florida and Mortgagor shall immediately notify Mortgagee in writing of any change in its place of business as set forth in the beginning of this Mortgage.

(f) All covenants and obligations of Mortgagor contained herein relating to the Mortgaged Property shall be deemed to apply to the Personal Property whether or not expressly referred to herein.

(g) This Mortgage constitutes a “Security Agreement” as that term is used in the Uniform Commercial Code of Florida.

4.3. Fixture Filing. This Mortgage constitutes a financing statement filed as a fixture filing in the Official Records of the Clerk of the Circuit Court with respect to any and all Fixtures. The “debtor” is the Mortgagor and the record owner of the Premises; the “secured party” is the Mortgagee; the collateral is as described in this Mortgage; and the addresses of the debtor and secured party are the addresses stated in this Mortgage for notices to such parties.

4.4. Authorization to File. Mortgagor irrevocably authorizes Mortgagee to file, in the appropriate locations for filings of financing statements in any jurisdiction(s) that Mortgagee in good faith deems appropriate, such financing statements and amendments thereto as Mortgagee may deem necessary or desirable in order to (i) perfect or continue the security interests granted by Mortgagor to Mortgagee pursuant to this Mortgage, (ii) prevent any filed financing statement from becoming misleading, or (iii) prevent any filed financing statement from losing its perfected status.

ARTICLE V

REMEDIES UPON DEFAULT

5.1. Events of Default. Any one or more of the following shall constitute a default under this Mortgage and the Guaranty hereby secured:

(a) Failure of Borrower or Mortgagor to make one or more payments required by the Note on the due date thereof, without notice or demand (subject to any applicable grace or cure period).

(b) Failure of Borrower or Mortgagor to pay the amount of any costs, expenses or fees (including counsel fees) of Mortgagee, with interest thereon, as required by any provision of this Mortgage.

(c) Failure of Mortgagor to comply with or perform any other warranty, covenant or agreement contained herein, in the Guaranty, or in any other document executed by Mortgagor in conjunction with this transaction within thirty (30) days after receipt of written notice thereof by Mortgagor; provided, however, that (i) if Mortgagor reasonably cannot perform or comply with any such obligation within such thirty (30) day period and if, in Mortgagee’s reasonable judgment, Mortgagee’s security will not be impaired, then Mortgagor may have such additional time to rectify such failure as Mortgagor reasonably may require, provided and for so long as Mortgagor proceeds with due diligence, and (ii) if, in Mortgagee’s reasonable judgment, Mortgagee’s security will be impaired if Mortgagor does not perform or comply with any such obligation in a period of less than thirty (30) days, Mortgagor will have only such period (if any) following demand in which to rectify such failure as Mortgagee may reasonably specify.

(d) Determination by Mortgagee that any representation or warranty of Borrower or Mortgagor contained in this Mortgage, the Note, or in any other document or certificate executed by Mortgagor in connection with this transaction was incorrect or misleading in any material respect as of the date on which the same was made, including, without limitation, any and all financial statements furnished by Mortgagor or Borrower to Mortgagee as an inducement to Mortgagee’s making the loan evidenced by the Note or otherwise furnished pursuant to any provision of this Mortgage or any related document.

(e) The assertion of any federal, state, or local tax lien, or any claim or lien for labor or materials, or any other lien or encumbrance of any nature whatsoever (including any judgment lien) against Mortgagor or the Mortgaged Property, and the same is not removed by payment or transferred to substitute security in the manner provided by law within the lesser of thirty (30) days after its recording or ten (10) days after demand by Mortgagee.

(f) The filing by Borrower or Mortgagor of a voluntary petition in bankruptcy, or for reorganization or for an arrangement, pursuant to the Federal Bankruptcy Code or any similar law, federal or state, now or hereafter in effect, or the making of an assignment for a benefit of creditors, or the admittance in writing of its inability to pay its debts as they become due, or the suspension of the payment of its obligations, or the taking of any action in furtherance of the foregoing, or the consent of Mortgagor or any guarantor to the appointment of a receiver, trustee, liquidator, or other similar official for Mortgagor or any guarantor or for the Mortgaged Property, or any of them.

(g) The filing of a petition or an answer proposing an adjudication of Mortgagor or any guarantor as a bankrupt, or proposing Mortgagor’s or any guarantor’s reorganization pursuant to the Federal Bankruptcy Code or any similar law, federal or state, now or hereafter in effect, and the approval thereof by any court of competent jurisdiction and the entry of an order approving the same, unless such order shall be vacated or stayed within sixty (60) days from entry, or if Mortgagor or any guarantor shall consent to the filing of any such petition or answer, or fail to deny the material allegations of the same in a timely manner.

(h) Death (in the case of an individual) of Mortgagor, Borrower or any other guarantor of the Loan, or the initiation of an action or proceeding for the dissolution, termination or liquidation of Mortgagor, Borrower or any other guarantor.

(i) The occurrence of an event of default under any other agreement of Mortgagor whereby Mortgagor is obligated to repay any indebtedness, whether such agreement obligates Mortgagor to repay such indebtedness to Mortgagee or any other party.

(j) A determination by Mortgagee that a material adverse change has occurred in the financial condition of Mortgagor or any guarantor since the financial condition of Mortgagor or any guarantor was disclosed to Mortgagee in connection herewith.

5.2. Default Rate. The term “Default Rate”, as used herein, shall mean the rate of interest after maturity or default provided in the Note or the maximum rate permitted by Florida law, whichever is less; provided, however, that at no time shall any interest or charges in the nature of interest be taken, exacted, received or collected which would exceed the maximum rate permitted by law.

5.3. Acceleration Upon Default, Additional Remedies. In the event that one or more defaults as above provided shall occur, the remedies available to Mortgagee shall include, but not necessarily be limited to, any one or more of the following:

(a) Mortgagee shall declare the entire unpaid balance of the Note, together with any amounts outstanding hereunder, immediately due without notice.

(b) Mortgagee may take immediate possession of the Mortgaged Property or any part thereof (which Mortgagor agrees to surrender to Mortgagee) and manage, control or lease the same to such person or persons and at such rental as it may deem proper and collect all rents, issues and profits, therefrom, including those past due as well as those thereafter accruing, with the right in the Mortgagee to cancel any lease or sublease for any cause which would entitle Mortgagor to cancel the same; to make such expenditures for maintenance, repairs and costs of operation as it may deem advisable; and after deducting the cost thereof, to apply the residue to the payment of any sums which are unpaid hereunder or under the Note. The taking of possession under this paragraph shall not prevent concurrent or later proceedings for the foreclosure sale of the Mortgaged Property as provided elsewhere herein.

(c) Mortgagee may apply to any court of competent jurisdiction for the appointment of a receiver or similar official to manage and operate the Mortgaged Property, or any part thereof, and to apply the net rents and profits therefrom to the payment of the interest and/or principal of the Note and/or any other obligations of Mortgagor to Mortgagee hereunder. In event of such application, Mortgagor agrees to consent to the appointment of such receiver or similar official, and agrees that such receiver or similar official may be appointed without notice to Mortgagor, with regard to the adequacy of any security for the debts and with regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Note or any other obligation of Mortgagor hereunder.

(d) Mortgagee may institute an action of mortgage foreclosure against the Mortgaged Property, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the Mortgaged Property or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate stipulated in the Note to the date of the event of default, and thereafter at the default rate specified in the Note, together with all other sums due by Mortgagor in accordance with the provisions of the Note and this Mortgage, including all sums which may have been loaned by Mortgagee to Mortgagor after the date of this Mortgage, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, charges or claims, payments on prior liens, insurance, utilities or repairs to the Mortgaged Property, all costs of suit, together with interest at the default rate on any judgment obtained by Mortgagee from and after the date of any judicial sale of the Mortgaged Property until actual payment is made of the full amount due Mortgagee.

(e) Without declaring the entire unpaid principal balance due, the Mortgagee may foreclose only as to the sum past due, without injury to this Mortgage or the displacement or impairment of the remainder of the lien thereof, and at such foreclosure sale the property shall be sold subject to all remaining items of indebtedness; and Mortgagee may again foreclose, in the same manner, as often as there may be any sum past due.

(f) Mortgagee may realize upon the Personal Property which is collateral heretofore, enforce and exercise all of the Mortgagor’s rights, powers, privileges and remedies in respect of the Personal Property collateral, dispose of or otherwise deal with the Personal Property collateral in such order as Mortgagee may in its discretion determine, and exercise any and all other rights, powers, privileges and remedies afforded to a secured party under the laws of the State of Florida, as well as all other rights or remedies available at law or in equity with regard to the Mortgaged Property collateral.

5.4. Additional Provisions. Mortgagor expressly agrees, on behalf of itself, its successors and assigns and any future owner of the Mortgaged Property, or any part thereof or interest therein, as follows:

(a) All remedies available to Mortgagee with respect to this Mortgage shall be cumulative and may be pursued concurrently or successively. No delay by Mortgagee in exercising any such remedy shall operate as a waiver thereof or preclude the exercise thereof during the continuance of that or any subsequent default.

(b) The obtaining of a judgment or decree on the Note, whether in the State of Florida or elsewhere, shall not in any manner affect the lien of this Mortgage upon the Mortgaged Property covered hereby, and any judgment or decree so obtained shall be secured to the same extent as the Note is now secured.

(c) In the event of any foreclosure sale hereunder, all net proceeds shall be available for application to the indebtedness hereby secured whether or not such proceeds may exceed the value of the Mortgaged Property for unpaid taxes, liens, assessments and any other costs relating to the Mortgaged Property.

(d) The only limitation upon the foregoing agreements as to the exercise of Mortgagee’s remedies is that there shall be but one full and complete satisfaction of the indebtedness secured hereby.

(e) The Mortgagor shall duly, promptly and fully perform each and every term and provision of the Guaranty and any other documents which have been executed and delivered by the parties hereto simultaneously with the execution and delivery hereof, the terms of the Guaranty being incorporated herein by reference. The lien of this Mortgage secures the payment of all sums payable to Mortgagee and the performance of all covenants and agreements of Mortgagor under the terms of the Guaranty or any other document delivered herewith.

5.5. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Mortgage or the Note or under any other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of the indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed or trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy contained herein or by law or in equity provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or not or hereafter existing at law or in equity or by statute. Every power or remedy given to Mortgagee or to which it may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and it may pursue inconsistent remedies.

ARTICLE VI

MISCELLANEOUS

6.1. Limited Liability Company Status. Mortgagor represents and warrants to Mortgagee that Mortgagor is a limited liability company organized and existing under the laws of the State of Florida and has been duly and validly formed. Mortgagor further warrants that it has the power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by this Mortgage and that the execution and delivery of this Mortgage and the other loan documents delivered herewith and the performance and observance of the provisions thereof have been duly authorized by all necessary company action. Mortgagor covenants and agrees not to do anything that would cause a termination of the limited liability company nor in any way adversely affect its good standing within the State of Florida. Any and all annual filing reports and any other reports required by the State of Florida or any other governmental entity shall be filed in a timely manner, and proof of said filing shall be furnished to Mortgagee upon request.

6.2. Statements by Mortgagor. Mortgagor, within three (3) days after request in person or within ten (10) days after request by mail, will furnish to Mortgagee or any person, firm or corporation designated by Mortgagee, a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, full information with respect to such alleged offsets and/or defenses.

6.3. Successors and Assigns. The provisions hereof shall be binding upon and shall inure to the benefit of Mortgagor, its successors and assigns, including without limitation subsequent owners of the Mortgaged Property or any part thereof, shall be binding upon and shall inure to the benefit of Mortgagee, its successors and assigns of any future holder of the Guaranty. In the event the ownership of the Mortgaged Property or any leasehold estate that may be covered by this Mortgage, becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this instrument and the Guaranty in the same manner as with Mortgagor, and may modify the Guaranty, alter the interest rate and/or alter or extend the terms of payment of the Note without notice to Mortgagor hereunder or under the Guaranty hereby secured or the lien or priority of this Mortgage with respect to any part of the Mortgaged Property covered hereby, but nothing herein contained shall serve to relieve Mortgagor of any liability under the Guaranty or this Mortgage (or any other agreement executed in conjunction therewith) unless Mortgagee shall expressly release Mortgagor in writing. Mortgagor and any transferee or assignee shall be jointly and severally liable for any documentary stamp or intangible taxes imposed as a result of any transfer or assumption.

6.4. Notices. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be (notwithstanding lack of actual receipt by the addressee), (i) on hand delivery thereof to the recipient, (ii) seven (7) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) one (1) business day after having been deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or Airborne), addressed to the party to whom notice is intended to be given at the address set forth below:

TO MORTGAGOR:	Cortez 114, LLC
Attn: Sam I. Reiber, Esquire
2109 Palm Avenue
Tampa, Florida 33605

TO MORTGAGEE:	Gators Lender, LLC Attn: Martin Schaffel, Sole Manager 5308 E. Longboat Blvd. Tampa, Florida 33615

Any party may change the address to which its notices are sent by giving the other party written notice of any such change in the manner provided in this section, but notice of change of address is effective only upon receipt.

Mortgagor shall deliver to Mortgagee, promptly upon receipt of same, copies of all notices, certificates, documents and instruments received by it which materially affect any part of the Mortgaged Property covered hereby, including, without limitation, notices from any lessee or sublessee claiming that Mortgagor is in default under any terms of any lease or sublease.

6.5. Modifications in Writing. This Mortgage may not be changed, terminated or modified orally or in any other manner than by an instrument in writing signed by the party against whom enforcement is sought.

6.6. Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Mortgage.

6.7. Invalidity of Certain Provisions. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured portion of the debt shall be completely paid prior to the payments of the secured portion of the debt, and all payments made on the debt, whether voluntary or otherwise, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.

6.8. No Merger. If both the lessor’s and lessee’s estates under any lease or any portion thereof which constitutes a part of the Mortgaged Property shall at any time become vested in one owner, this Mortgage and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee as to the separate estates. In addition, upon the foreclosure of the lien created by this Mortgage on the Mortgaged Property pursuant to the provisions hereof, any leases or subleases then existing and created by Mortgagor shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure sale shall so elect. No act by or on behalf of Mortgagee or any such purchaser shall constitute a termination of any lease or sublease unless Mortgagee or such purchaser shall give written notice thereof to such tenant or subtenant.

6.9. Governing Law and Construction of Clauses. This Mortgage shall be governed and construed by the laws of the State of Florida. No act of the Mortgagee shall be construed as an election to proceed under any one provision of the Mortgage or of the applicable statutes of the State of Florida to the exclusion of any other such provision, anything herein or otherwise to the contrary notwithstanding.

6.10. Corrective Documentation. For and in consideration of the funding or renewal of the indebtedness evidenced by the Note, Mortgagor further agrees to cooperate with Mortgagee and to reexecute any and all documentation relating to the loan evidenced by the Note and secured by this Mortgage which are deemed necessary or desirable in Mortgagee’s discretion, in order to correct or adjust any clerical errors or omissions contained in any such document executed in connection with the loan guaranteed by the Guaranty.

6.11. Books and Records. Mortgagor will maintain, if any, the books of accounts and records reflecting Mortgagor’s financial condition and the results of operations of the Mortgaged Property in accordance with generally accepted accounting principles applied on a consistent basis. If any of the Mortgaged Property is rented or leased, a rent schedule of the Mortgaged Property, certified by an accounting officer of Mortgagor, showing the name of each tenant and the space occupied, the lease expiration date and the rent payable will also be maintained by Mortgagor. Mortgagee will have the right, from time to time at all times during normal business hours, to examine such books, records and accounts at the offices of Mortgagor or other personal entity maintaining such books, records and accounts and to make such copies as Mortgagee will desire.

6.12. Financial Statements. Mortgagor will within ninety (90) days after the end of each fiscal year, furnish to Mortgagee complete financial statements prepared in accordance with generally accepted accounting principles applied on a consistent basis, including a profit and loss statement, an income and expense statement, a balance sheet, a reconciliation of surplus, Federal tax returns, and any other financial information which may be reasonably required, which statements shall, at Mortgagee’s option, be certified without qualification by audit of the certified public accountant regularly serving Mortgagor and approved by Mortgagee. The cost of such audit shall be paid by Mortgagor. If any of the Mortgaged Property is rented or leased, Mortgagor will furnish to Mortgagee, together with the financial statements discussed above, a rent schedule as described in Section 6.11 above. Mortgagor shall also furnish to Mortgagee such interim statements as may reasonably be required by Mortgagee from time to time.

6.13. Costs. Mortgagor shall pay all and singular the costs, charges and expenses, including without limitation attorneys’ fees, paralegals’ fees, sales tax on such fees or costs, if any (regardless of whether suit is or other proceedings are instituted, and for all arbitration, administrative, bankruptcy and other proceedings) and abstract costs, reasonably incurred or paid at any time by Mortgagee because of the failure of Mortgagor to perform, comply with, and bide by each and every stipulation, agreement, condition and covenant of the Note, this Mortgage or any other document executed herewith.

6.14. Waiver of Jury Trial. BY THE EXECUTION HEREOF, MORTGAGOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREES THAT NEITHER MORTGAGOR NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF MORTGAGOR SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THE NOTE, THIS MORTGAGE, OR ANY OTHER LOAN DOCUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS SECURED BY THIS MORTGAGE OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO. NEITHER MORTGAGOR NOR MORTGAGEE WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTION. NEITHER MORTGAGOR NOR MORTGAGEE HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ENTER INTO THIS TRANSACTION.

[Signature Page Follows]

[SIGNATURE PAGE TO MORTGAGE AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, Mortgagor has hereunto set hand and seal all done as of the day and year first hereinbefore written.

WITNESSES:		Cortez 114, LLC,
a Florida limited liability company

		By:	UTEK Real Estate Holdings, Inc.,
a Florida corporation, as Managing Member

/s/ Heather Alvarez			By:	/s/ Sam I. Reiber
Print Name:	Heather Alvarez			Sam I. Reiber, as President

/s/ Kelly M. Melton				[Corporate Seal]
Print Name:	Kelly M. Melton

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me on October 22, 2009, by Sam I. Reiber, as President of UTEK Real Estate Holdings, Inc., a Florida corporation, as Managing Member of Cortez 114, LLC, a Florida limited liability company, on behalf of the corporation. He is personally known to me or has produced a valid driver’s license as identification.

/s/ Kelly M. Melton
Notary Public

Kelly M. Melton
(Type, Print or Stamp Name)

My Commission Expires: May 10, 2010

EXHIBIT A

Legal Description

Parcel 1

Begin at the Southeast Corner of Section 25, Township 22 South, Range 19 East, Hernando County, Florida, run thence North 89°18’ West 2049. 80 feet; thence North 0°06’ East, parallel to the East boundary of said Section, 765.85 feet; thence East 69.60 feet; thence North 0°06’ East, 769.85 feet to South right-of-way line of State Road No. 50; thence South 79° 14’ East, along the said right-of-way line, 1443 feet to the intersection of old Road No. 50; thence South 70°14; East, 266.80 feet along the center line of said old road; thence South 78°39; East, along said center line, 335.5 feet to the East boundary of said Section 25; thence South 0°06’ West, along said Section line, 1235.75 feet to Point of Beginning.

Parcel 2

The East  3/4 of the North  3/4 of the North  1/2 of Northeast  1/4 of Section 36, Township 22 South, Range 19 East, Hernando County, Florida.

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